Exhibit 99.3

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation  607.273.3210

For Immediate Release
Wednesday, October 26, 2011

Tompkins Financial Corporation
Announces Approval of Stock Repurchase Program

ITHACA, NY – Tompkins Financial Corporation (TMP – NYSE Amex)

Tompkins Financial Corporation announced today that its Board of Directors has authorized the repurchase of up to 335,000 shares of the Company’s outstanding common stock. Purchases may be made on the open market or in privately negotiated transactions over the next 24 months.

Stephen S. Romaine, President and CEO stated, Stephen S. Romaine, President and CEO stated, “The approval by our board of our stock repurchase program is in recognition of the strong earnings performance and capital position of our Company.”

Tompkins Financial Corporation operates 45 banking offices in the New York State markets served by the Company's three community banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank, insurance through Tompkins Insurance Agencies, Inc. and wealth management through Tompkins Financial Advisors.

"Safe Harbor" Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.